Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES PRELIMINARY RESULTS FOR FISCAL 2014 AND INITIAL OUTLOOK FOR FISCAL 2015

Rockford, Michigan, January 12, 2015 — Wolverine Worldwide (NYSE: WWW), in conjunction with the presentation by Blake W. Krueger, the Company’s Chairman, Chief Executive Officer and President, at the 17th Annual ICR XChange Conference, today announced preliminary, unaudited financial results for its fourth fiscal quarter and full-year 2014 ended January 3, 2015. In addition, the Company provided its initial outlook for fiscal 2015. The Company expects to report full fiscal-year 2014 results, along with additional commentary for fiscal 2015, on February 17, 2015.

2014 PRELIMINARY RESULTS
Fourth-quarter and full-year 2014 financial results - on a preliminary, unaudited basis - are expected to include the following highlights. Adjusted financial results exclude expected acquisition-related integration and restructuring costs.

–	Revenue for the fourth quarter of approximately $808 million, representing growth of 9.1% compared to prior-year revenue of $741 million.

–	Revenue for the full-year 2014 of approximately $2.76 billion, representing growth of 2.6% compared to prior-year revenue of $2.69 billion.

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Adjusted diluted earnings per share for the full-year 2014 at the high end of the previous earnings guidance of $1.57 to $1.63 per share. On a reported basis, diluted earnings per share to be consistent with the previous guidance of $1.32 to $1.38.

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Anticipated record operating cash flow for the year, enabling the Company to reduce interest-bearing debt by approximately $250 million during fiscal 2014, including $175 million of accelerated, voluntary principal payments during the fourth fiscal quarter, a portion of which were attributed to the Company's new accounts receivable financing facility.

“We finished the year with a strong quarter, and we expect fiscal 2014 to be successful by any number of measures," commented Mr. Krueger. "I am extremely pleased our Company is expected to deliver another year of record revenue and earnings. The Company remains focused on driving growth across our portfolio, and our expected strong earnings performance and cash flow generation for the year are a testament to our team’s disciplined execution against our global, diversified business model - a robust model that delivers consistent results in virtually any economic environment.”

Don Grimes, Senior Vice President and Chief Financial Officer, commented, “We are very pleased with the expected excellent close to the fiscal year - especially the acceleration of some of our key brands in the quarter. Nine of our 16 brands are expected to deliver double-digit revenue growth in the quarter, and Sperry is expected to have finished the year strongly, generating high-single digit revenue growth in the quarter. Additionally, the expected outstanding cash flow performance enabled us to reduce our estimated net debt to below $700 million at year end.”

2015 OUTLOOK AND MULTI-YEAR INVESTMENT PLAN
In order to capitalize on opportunities for accelerated growth around the world, the Company plans to significantly increase brand-building investments in fiscal 2015 - specifically, investments in consumer-demand creation, omnichannel initiatives and international expansion - all focused on deepening connections with consumers, elevating brand awareness and driving sustained growth for the Company’s portfolio of brands. The Company estimates these incremental investments will total approximately $100 million over the next three years, approximately $30 million of which is currently planned for fiscal 2015.

With a strong close to fiscal 2014 and the current momentum in the business - coupled with the implementation of the aforementioned investment plan - the Company’s preliminary outlook for fiscal 2015 is for mid-single digit revenue growth. This outlook reflects the impact of a significantly stronger U.S. dollar, the exit of the Patagonia Footwear license and the net impact of retail store closures associated with the previously announced Strategic Realignment Plan. In light of the strategic brand-building investments - combined with headwinds from foreign currency and pension expense (together, approximately $0.18 to $0.22 per share) - the Company currently expects its full-year 2015 adjusted diluted earnings per share to be approximately flat compared to 2014.

“The Company remains intently focused on building the most admired family of performance and lifestyle brands on earth and the significant incremental investments we are planning for 2015 are the next step in achieving that vision,” commented Mr. Krueger. “We are confident it is the right time for these investments and that this strategy will position our Company for accelerated growth around the world and drive significant shareholder value.”

RESULTS ARE PRELIMINARY
As the Company has not completed its quarter and year-end fiscal close process and the audit of its 2014 financial statements is not complete, the revenue and earnings per share expectations presented in this press release are preliminary, and, therefore, may change due to final year-end closing adjustments. The preliminary financial results presented in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the fourth-quarter and full fiscal-year 2014, and have not been audited, reviewed or compiled by our independent registered accounting firm.

WEBCAST INFORMATION
The Company is scheduled to present at the 17th Annual ICR XChange Conference at the JW Marriott Grande Lakes Resort in Orlando, Florida on Tuesday, January 13, 2015, at 10:30 a.m. Eastern Time, at which time the Company may comment further on its anticipated results and 2015 outlook. The presentation will be webcast live and can be accessed at the Company's website. To access the presentation at the Company's website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. A replay of the webcast will be available at the Company's website for a period of approximately 90 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding preliminary, unaudited 2014 financial and operational performance, expected 2015 financial performance, 2015 and future year investment plans and benefits, future growth plans, and effectiveness of the Company’s business model. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: final 2014 financial results may differ from announced preliminary results; the Company's ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; the shift in consumer shopping and buying patterns including the increased shift to e-commerce and mobile platforms; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)

	GAAP Basis Full-Year 2014 Guidance	Acquisition-Related Integration and Restructure Costs	As Adjusted Full-Year 2014 Guidance
Diluted earnings per share	$1.32 - 1.38	$0.25	$1.57 - 1.63

*
To supplement the consolidated financial information presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if acquisition-related integration and restructuring costs were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. In addition, the Company discusses net debt as non-GAAP financial measure. The Company has defined net debt as debt less cash and cash equivalents. The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial table above.